                                            FILED PURSUANT TO RULE NO. 424(b)(3)
                                                      REGISTRATION NO. 333-96063


PROSPECTUS SUPPLEMENT
(To Prospectus dated January 26, 2001)

                          [LOGO] B2B INTERNET HOLDRs

                       1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS SM Trust

   This prospectus supplement supplements information contained in the prospectus dated January 26, 2001, which updated the original prospectus dated February 23, 2000 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS SM Trust.

   The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                    Primary
                                            Share   Trading
            Name of Company         Ticker Amounts   Market
      ----------------------------  ------ ------- ----------
      Agile Software Corporation     AGIL      4   Nasdaq NMS
      Ariba, Inc.                    ARBA     14   Nasdaq NMS
      CheckFree Corporation          CKFR      4   Nasdaq NMS
      Commerce One, Inc.             CMRC     12   Nasdaq NMS
      FreeMarkets, Inc.              FMKT      3   Nasdaq NMS
      ImageX.com, Inc.               IMGX      1   Nasdaq NMS
      Internet Capital Group, Inc.   ICGE     15   Nasdaq NMS
      Pegasus Solutions, Inc.        PEGS      2   Nasdaq NMS
      Proxicom, Inc.                 PXCM      4   Nasdaq NMS
      PurchasePro.com, Inc.          PPRO      4   Nasdaq NMS
      QRS Corporation                QRSI      1   Nasdaq NMS
      Retek, Inc.                    RETK      3   Nasdaq NMS
      Scient Corporation             SCNT      5   Nasdaq NMS
      SciQuest.com, Inc.             SQST      3   Nasdaq NMS
      Ventro Corporation             VNTR      2   Nasdaq NMS
      VerticalNet, Inc.              VERT      6   Nasdaq NMS

   The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

           The date of this prospectus supplement is March 30, 2001.